Sanuwave Health to Uplist to the Nasdaq Global Market

Trading Under the Ticker “SNWV” Expected to Begin on March 7, 2025

EDEN PRAIRIE, MN, March 4, 2025 (GLOBE NEWSWIRE) -- Sanuwave Health, Inc. (the “Company” or "Sanuwave”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, announced today that its common stock has been approved for listing on the Nasdaq Global Market (“Nasdaq”).

Trading on Nasdaq is expected to commence at the market open on March 7, 2025, with shares continuing to trade under the ticker symbol “SNWV.” The Company’s shares will trade on the OTCQB until trading on Nasdaq commences. Stockholders are not required to take any action as a result of the uplisting.

Commenting on the announcement, CEO Morgan Frank stated, “The last 18 months have been a time of transition and progress at Sanuwave, and it’s with great excitement and pride that we join the Nasdaq Global Market, one of the premier stock exchanges in the world, as the next step toward achieving our aim of transforming the wound care market and driving value for our shareholders. This is going to be fun.”

About Sanuwave

Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave’s end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. Sanuwave applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the timing of the planned uplisting to Nasdaq, future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com